Exhibit 10.08

The stock Options represented hereby and the Common Stock underlying such Options have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), nor under any other state securities law or regulation and are subject to substantial restrictions on transferability by operation of the Securities Act and other applicable state securities laws and regulations.


                          MID-POWER SERVICE CORPORATION

                                 NOTICE OF GRANT

         MID-POWER SERVICE CORPORATION, a Nevada corporation (the "Company"), is pleased to grant to the Optionee named below, the following Options to purchase Shares of its common stock, par value $0.001 per Share ("Common Stock"), under its 2002 Stock Option and Purchase Rights Plan (the "Plan") and subject to the provisions of the Plan and the Stock Option Agreement:

         Name of Optionee:                  ____________________________________

         Address:                           ____________________________________

         Type of Option:                    [ ] Incentive Stock Option
                                            [ ] Nonstatutory Option (not an ISO)

         Date of Grant:                     ____________________________________

         Number of Shares of Common Stock
         Purchasable under this Option:

         Exercise Price:                    $_____ per Share

         Expiration Date:                   ____________________________________

         Vesting Schedule:                  One half of the shares granted in
                                            this Option shall vest upon
                                            execution of the Stock Option
                                            Agreement. The remaining half shall
                                            vest and be fully exercisable on
                                            January 1, 2003.

        The Plan may be inspected at the offices of the Secretary of the Company. A copy of the Plan will be provided to the Optionee upon request.

                             STOCK OPTION AGREEMENT

         Unless otherwise defined herein, capitalized terms shall have the meanings given in the Plan. References herein to "you" or "your" shall refer to Optionee.

         1. Options. The Company hereby grants to Optionee the right and option to purchase up to the number of Shares of Common Stock specified above, at the Exercise Price specified above, subject to the conditions and limitations set forth herein (the "Options").

         2. Vesting Dates. The Options shall not be exercisable until on or after their respective Vesting Dates. The Options shall partially vest in periodic installments on the Vesting Dates; provided, as a condition of vesting, that the Optionee shall have been in the Continuous Service of the Company at all times after the Date of Grant through and including each such Vesting Date. If this is an Incentive Stock Option, the exercise price times the number of Shares exercisable for the first time by Optionee in any calendar year as Incentive Stock Options shall not exceed $100,000, and any Options first becoming exercisable in any calendar year in excess of such amount shall not be treated as Incentive Stock Options but as Nonstatutory Options.

         3. Number of Shares and Exercise Price. The number of Shares that Optionee may purchase upon exercise of the Option (the "Option Shares") and the Exercise Price may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

         4. Method of Payment. Payment of the Exercise Price is due in full upon exercise of all or any part of the Options. Optionee may elect to make payment of the Exercise Price in cash or by check or in any other manner permitted by the Administrator under the Plan. As soon as practicable after receipt by the Company of such notice and of payment in full of the Option price of all the Shares of Common Stock with respect to which the Option has been exercised, a certificate or certificates representing such Shares of Common Stock having been paid for shall be issued in the name of the Optionee, or, if the Optionee shall so request in the notice exercising the Option, in the name of the Optionee and another person jointly, with right of survivorship, and shall be delivered to the Optionee. If this Option is not exercised with respect to all Shares of Common Stock subject hereto, Optionee shall be entitled to receive a similar Option of like tenor covering the number of Shares of Common Stock with respect to which this Option shall not have been exercised.

         5. Whole Shares. The Options may only be exercised for whole Shares of Common Stock. Fractional Shares of Common Stock shall not be issued.

         6. Securities Law Compliance; Limitation of Exercise; Extension of Exercise Period. If the Board of Directors of the Company, in its sole discretion, shall determine that it is necessary or desirable to list, register or qualify the Option Shares under any state or federal law, these Options may not be exercised, in whole or part, until such listing, registration or qualification shall have been obtained free of any conditions not acceptable to the Board of Directors. If no registration statement is effective on the date of exercise of these Options, the Option Shares will not be issued unless and until there is evidence available to the Company, including representations from the Optionee that such Shares are being acquired for investment and not for resale, on which the Company may reasonably rely as to the availability of an exemption from registration in issuing such Shares. The Company shall utilize its best efforts to comply with the requirements of each regulatory commission or agency having jurisdiction in order to issue and sell the Shares to satisfy these Options. Such compliance will be a condition precedent to the right to exercise these Options. The inability of the Company to effect such compliance with any such regulatory commission or agency that counsel for the Company deems necessary for the lawful issuance and sale of the Shares to satisfy these Options shall relieve the Company from any liability for failure to issue and sell the Shares to satisfy these Options for such time as such compliance is not effectuated.

         If at any time Optionee delivers a Notice of Exercise in accordance with paragraph 8 below and the Options are not exercisable solely because of the condition set forth in this paragraph 6, the Exercise Period (as defined in paragraph 7) shall be correspondingly extended until the Company determines that the Options can be exercised in compliance with this paragraph 6, at which point the Optionee shall have the remainder of the applicable Exercise Period, as delineated in paragraph 7, within which to exercise such Options.

         If the issuance of the Option Shares is not covered by an effective registration statement under the Securities Act, in order to enforce the restrictions imposed upon the Option Shares, the Company shall cause a legend or legends to be placed upon any certificates representing such Option Shares, which legend or legends shall be substantially as follows:

         The shares represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), nor under any applicable state securities laws and may not be transferred without registration under the Act and under such state securities laws, or pursuant to an available exemption from the Act and such laws.

         7. Exercise Period. The vested portions of Options shall be exercisable during the period (the "Exercise Period") commencing upon their respective Vesting Dates and terminating upon the earliest of the following dates:

                  (a) on the date of the termination of your Continuous Service at any time "for cause," as defined in your separate written employment agreement, if any, or in the absence of a written employment agreement, by a good faith determination by the Board of Directors that you (i) have been grossly negligent in the performance of your duties; (ii) have engaged in material willful or gross misconduct in the performance of your duties; (iii) have committed an act of personal dishonesty or breach of fiduciary duty involving personal profit in connection with your employment by the Company; or (iv) have committed, as determined by the Board of Directors of the Company, or have been convicted of fraud, embezzlement, theft or dishonesty or other criminal conduct, unless the Board of Directors waives the provisions of this subparagraph;

                  (b) three months after the termination of your Continuous Service for any other reason;

                  (c) twelve months after the termination of your Continuous Service due to Disability;

                  (d) in the event of your death either during your Continuous Service or within three months after your Continuous Service terminates, six months after the issuance of letters testamentary or letters of administration or the appointment of an administrator, executor or personal representative but not later than 12 months after termination of your Continuous Service; or

                  (e) the Expiration Date.

         If this is an Incentive Stock Option, to obtain the federal income tax advantages associated with such options, the Internal Revenue Code requires that at all times beginning on the Date of Grant of the Option and ending on the day three months before the date of the Option's exercise, you must be an Employee of the Company or an affiliate, except in the event of your death or your Disability. The Company has provided for extended exercisability of the Options under certain circumstances for your benefit, but cannot guarantee that the Options will necessarily be treated as "Incentive Stock Options" under the Internal Revenue Code if you exercise the Option more than three months after the date your employment with the Company or an Affiliate terminates.

         8. Exercise.

                  (a) You may exercise the vested portion of the Options during their Exercise Period by delivering a Notice of Exercise (in a form designated by the Company), together with the Exercise Price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

                  (b) By exercising the Options you agree that, as a condition to any exercise of the Options, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of: (i) the exercise of the Options; (ii) the lapse of any substantial risk of forfeiture to which the Option Shares are subject at the time of exercise; or (iii) the disposition of Option Shares acquired upon such exercise.

                  (c) If these Options are intended to qualify as "Incentive Stock Options" under the provisions of the Internal Revenue Code, you acknowledge that in order to be entitled to receive treatment as an Incentive Stock Option, the holding and exercise of these Options and the Common Stock acquired pursuant to these Options are subject to certain limitations and restrictions, including a requirement that any Common Stock acquired hereunder be held by you until after the date that is both two years subsequent to the date of this Option and one year subsequent to the date the Common Stock is acquired pursuant to these Options. Failure to hold the Shares of Common Stock for the above period will cause a "disqualifying disposition" of the Common Stock resulting in the loss of Incentive Stock Option treatment and the associated favorable tax benefits. As a result of the disqualifying disposition, the Company may also be subject to certain disclosure requirements, and, therefore, you agree to notify the Company, in writing, 30 days prior to any disqualifying disposition.

                  (d) By exercising the Options you (and any other person or entity to which any Option Shares are transferred or assigned) agree that the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares of Common Stock or other securities of the Company, including Option Shares or other securities held by you, for a period of time specified by the underwriter(s) (not to exceed 180 days) following the effective date of the registration statement of the Company filed under the Securities Act. The Option Shares shall be subject to the foregoing restrictions and any assignee, transferee or other holder of the Option Shares shall be bound by the foregoing provisions. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to your Option Shares or other securities until the end of such period. Further, you hereby constitute and appoint the Company and any of its Officers as your agent and attorney-in-fact with full power of substitution to act in your place and in your stead, and to make, execute and deliver any agreements or instruments consistent with the foregoing. The foregoing power of attorney is and shall be irrevocable, and you agree that the foregoing power of attorney is coupled with the Company's interest in and to the Option Shares.

                  (e) The Option Shares may not be sold, transferred or assigned, pledged or otherwise alienated or hypothecated, except in compliance with the Plan and this Agreement, including paragraph 10 below.

                  (f) In order to enforce the restrictions imposed upon the Option Shares, the Company shall cause a legend or legends to be placed upon any certificates representing such Option Shares, which legend or legends shall be substantially as follows:

                  The shares represented hereby are subject to restrictions on transferability and related repurchase rights under the Company's 2002 Stock Option and Purchase Rights Plan and applicable Stock Option Agreements or other agreements executed in connection therewith, copies of which are available at the principal business offices of the Company.

                  (g) Upon issuance, the Option Shares shall be considered to be fully-paid, nonassessable, issued and outstanding Shares of the Company, and Optionee shall be entitled to vote the Option Shares and receive all cash dividends and other distributions with respect thereto.

         9. Transferability. The Options are not transferable and are exercisable only by you during your life or by the executors, administrators or beneficiaries of your estate. In the event of any alienation, assignment, pledge, hypothecation or other transfer of this Option or any right hereunder in violation of the terms hereof or in the event of any levy, attachment, execution or similar process, this Option and all rights granted hereunder shall be immediately null and void.

         10. Right of First Refusal. Prior to the date the Company's Common Stock is first listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq Smallcap Market of the Nasdaq National Market, or is regularly quoted by a recognized securities dealer, as determined by the Administrator, the Company shall have a "Right of First Refusal" as to all or any part of the Option Shares on the following terms and conditions:

                  (a) Should you propose to sell or transfer any Option Shares in one or more related transactions, you shall promptly deliver a written notice (the "Transfer Notice") to the Company prior to the closing of such sale or transfer. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Shares to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. Upon the request of the Company, you shall promptly furnish to the Company such other information as may be reasonably requested to establish that the offer and prospective purchaser or transferee is bona fide.

                  (b) For 30 days following the receipt of the Transfer Notice, the Company shall have the option to purchase all or any portion of the Shares specified in the Transfer Notice upon the terms set forth in the Transfer Notice and at a price that is the lesser of the price set forth in the Transfer Notice or the Exercise Price plus interest at the rate of ten percent (10%) per year from the date of the exercise of the Options to the date the Company exercises its right of first refusal.

         In the event the Company does not elect to acquire the Shares proposed for sale in the Transfer Notice, the Secretary of the Company shall give written notice thereof to you (the "Refusal Notice"). If the Company fails or refuses to furnish a Refusal Notice within such 30-day period, the Company shall be deemed to have refused its right and option to purchase the Shares specified in the Transfer Notice.

                  (c) In the event the Company elects to acquire the Shares as specified in the Transfer Notice, the Secretary of the Company shall so notify you (the "Acceptance Notice"), and settlement thereof shall be made in cash within 30 days from the date of the Acceptance Notice. At such time, you shall deliver to the Company the certificates representing the Shares to be purchased, each certificate to be properly endorsed for transfer.

                  (d) Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidence of indebtedness, the Company shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If you and the Company cannot agree on such cash value within 10 days after your receipt of the Acceptance Notice, the valuation shall be made by an appraiser of recognized standing selected by you and the Company (or its assignees) or, if you cannot agree on an appraiser within 20 days after your receipt of the Acceptance Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. You and the Company shall equally share the cost of such appraisal. The closing shall then be held on the fifth business day after such cash valuation has been made.

                  (e) The exercise or nonexercise of the rights of the Company hereunder to elect to exercise the Right of First Refusal in one or more sales or transfers of the Shares shall not adversely affect the Company's rights to exercise the Right of First Refusal in subsequent sales or transfers of Option Shares.

                  (f) The Company's Right of First Refusal shall terminate upon the effective date of a registration statement pertaining to the Company's initial registered firm commitment underwritten public offering.

                  (g) If, from time to time, there is any change in the character or amount of any of the outstanding Shares of the Common Stock of the Company, then in such event any and all new, substituted or additional Shares to which you are entitled by reason of your ownership of the Option Shares shall be immediately subject to the Right of First Refusal with the same force and effect as the Option Shares subject to the Right of First Refusal immediately before such event.

         11. Right of Repurchase. To the extent provided in the Company's bylaws, as amended from time to time, or as noted in paragraph 10 above, the Company shall have the right to repurchase all or any part of the Option Shares.

         12. Options not a Service Contract. Optionee acknowledges and agrees that the vesting of Shares pursuant to the vesting schedule hereof is earned only by continuing as a Service Provider at the will of the Company (and not through the act of being hired, being granted an Option, or purchasing Shares hereunder). Optionee further acknowledges and agrees that this agreement, the transactions contemplated hereunder, and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and shall not interfere with Optionee's right or the Company's right to terminate Optionee's relationship as a Service Provider under Optionee's written employment agreement with the Company or, in the absence of a written employment agreement, Optionee's right or the Company's right to terminate Optionee's relationship as a Service Provider at any time, with or without cause.

         13. Withholding Obligations.

                  (a) At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an affiliate, if any, which arise in connection with the Options.

                  (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully-vested Shares of Common Stock otherwise issuable to you upon the exercise of the Options a number of whole Shares having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of the Options, Share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Internal Revenue Code covering the aggregate number of Shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of the Options. Notwithstanding the filing of such election, Shares shall be withheld solely from fully-vested Shares of Common Stock determined as of the date of exercise of the Options that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such Share withholding procedure shall be your sole responsibility.

                  (c) The Options are not exercisable unless the tax withholding obligations of the Company and/or any affiliate are satisfied. Accordingly, you may not be able to exercise the Options when desired even though the Options are vested, and the Company shall have no obligation to issue a certificate for such Shares or release such Shares from any escrow provided for herein.

         14. Governing Plan Document. The Options are subject to all of the provisions of the Plan, the provisions of which are hereby made a part of the Options, and are further subject to all interpretations, amendments, rules and regulations that may, from time to time, be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Options and those of the Plan, the provisions of the Plan shall control. Additionally, if this is an Incentive Stock Option, all Options granted hereunder shall be deemed to contain such other limitations and restrictions as are necessary to conform the Options to the requirements for "Incentive Stock Options" as defined in
Section 422 of the Internal Revenue Code or any amendment or successor statute of like tenor.

         15. Notices. Any notices provided for in the Options or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

         By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:                                        MID-POWER SERVICE CORPORATION

____________________________________
Signature                                        By ____________________________

____________________________________             _______________________________
Print Name                                       Title

____________________________________

____________________________________
Residence Address

                          MID-POWER SERVICE CORPORATION

                                  STOCK OPTION
                               NOTICE OF EXERCISE


Mid-Power Service Corporation                  Date of Exercise: _______________
3800 Howard Hughes Parkway, Suite 860
Las Vegas, Nevada 89109

Ladies and Gentlemen:

         This constitutes notice under my Stock Option Agreement that I elect to purchase the number of shares for the price set forth below.


                  Type of Option (check one):   [ ] Incentive   [ ] Nonstatutory

                  Stock Option Dated:           ________________________________

                  Number of Shares as to
                  which Option Is Exercised:    ________________________________

                  Certificates To Be Issued
                  in Name Of:                   ________________________________

                  Total Exercise Price:         $_______________________________

                  Cash payment delivered
                  Herewith:                     $_______________________________

         By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2002 Stock Option and Purchase Rights Plan (the "Plan") or the Stock Option Agreement, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing 30 days before the date of any disposition of any shares of common stock issued upon exercise of this option that will occur within two years after the date of grant of this option or within one year after such shares of common stock are issued upon exercise of this option.

         I hereby make the following certifications and representations with respect to the number of shares of common stock of the company listed above (the "Shares"), which are being acquired by me for my own account upon exercise of my stock option as set forth above:

         I acknowledge that I have read and understood the Plan and the Stock Option Agreement, that both the Plan and the Stock Option Agreement are incorporated herein by reference, and I agree to abide by and be bound by their terms and conditions.

         I further acknowledge that until the issuance (as evidenced by the appropriate entry on the books of the company or of a duly authorized transfer agent of the company) of the Shares, no right to vote or receive dividends or any other right of a stockholder shall exist with regard to the optioned stock, notwithstanding the exercise of the option.

         I further acknowledge that I may suffer adverse tax consequences as a result of my purchase or disposition of the shares, and I represent that I have consulted with any tax consultants I deem advisable in connection with the purchase or disposition of the Shares and that I am not relying on the company for any tax advice.

         I further acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are deemed to constitute "restricted securities" under Rule 144 promulgated under the Securities Act. I warrant and represent to the company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

         I further acknowledge that I will not be able to resell the Shares for least 90 days after the stock of the company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the company under Rule 144.

         I further acknowledge that all certificates representing any of the Shares subject to the provisions of the option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the company's Certificate of Incorporation, Bylaws, and/or applicable securities laws.

         I further agree that, if required by the company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of securities of the company under the Securities Act, I will not sell or otherwise transfer or dispose of any Shares or other securities of the company held by me as provided by the terms of the Plan and my Stock Option Agreement.

         I further acknowledge that this agreement, the Plan and the Stock Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof, supersede in their entirety any and all prior agreements with regard to the subject matter hereof, and that this agreement may not be amended except by a writing signed by both parties.

Submitted by:                             Accepted by:

PURCHASER:                                MID-POWER SERVICE CORPORATION

__________________________________        By _________________________________
(signature)

__________________________________        ____________________________________
(print name)                              Its

Address:                                  Address:

__________________________________        3800 Howard Hughes Parkway, Suite 860
__________________________________        Las Vegas, Nevada  89109

                                    SCHEDULE OF STOCK OPTION AND BONUS GRANTS

Name                       No. of Options         Exercise Price            No. of Shares             Issuance Date
----                       --------------         --------------            -------------             -------------
Mark T. Davis                   40,000                  $1.50                    20,000                06/25/02

Kenneth M. Emter                40,000                   1.50                        --                06/25/02

Rod Lighthipe                   20,000                   1.50                    10,000                06/25/02

Susan Trimboli                  20,000                   1.50                    10,000                06/25/02

Michael T. Maloney              10,000                   1.50                        --

The options granted to Michael T. Maloney vested upon execution of the Stock Option Agreement. The options granted to the remaining recipients vest in equal amounts upon execution of the Stock Option Agreement and January 1, 2003. All options expire one year from the grant date.